UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):             September 16, 2002


                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


         Minnesota                        0-25121                    41-1597886
(State of Incorporation)            (Commission File              (IRS Employer
                                              Number)        Identification No.)


         6105 Trenton Lane North
         Minneapolis, Minnesota                                         55442
         (Address of principal                                        (Zip Code)
                  executive offices)


Registrant's telephone number, including area code: (763) 551-7000

Item 9.  Regulation FD Disclosure.

         On September 16, 2002, the registrant issued a press release, as follows:


FOR IMMEDIATE RELEASE                     Contact:   Mark Kimball (763) 551-7070
                                                     Select Comfort Corporation

                       SELECT COMFORT CORPORATION EXPECTS
                     THIRD QUARTER SALES TO EXCEED GUIDANCE

Minneapolis, Minn. (September 16, 2002) - Select Comfort Corporation (NASDAQ:
SCSS), the nation's leading bed retailer, announced today that it expects to exceed the high end of its previously announced third quarter guidance of $72 million to $78 million in net sales. The company will report results for the third quarter ended Sept. 28, 2002, on October 15, 2002.

         "Strong execution of advertising, sales development and product development programs have continued to propel momentum in third quarter," said Bill McLaughlin, president and chief executive officer. "Our comparable store sales have remained strong, exceeding 25 percent for the first two months of the third quarter despite sluggish sales in the mattress industry and other retail sectors."

         McLaughlin credited the company's sustained growth following a first-half sales increase of 24 percent to a number of factors, including: the company's improved product offerings and mix; expanded home delivery service; and the Sleep Number(R) advertising campaign, which continues to perform well.

         Select Comfort also announced that its board of directors has authorized a stock repurchase program of up to $6 million. "This stock repurchase authorization provides us the flexibility to act upon advantageous stock market conditions, allowing us to proactively reduce potential dilution from employee stock ownership and incentive programs," said McLaughlin.

         Any purchases under Select Comfort's open-ended stock repurchase program may be made in the open market from time to time, through block trades or otherwise, in accordance with the requirements of the Securities and Exchange Commission. As of September 16, 2002, Select Comfort has 29.6 million shares outstanding. The program is effective immediately.

     Founded in 1987, Select Comfort Corporation is the nation's leading bed retailer (1), holding 27 U.S. issued or pending patents for its personalized sleep products. The company designs, manufactures and markets a line of adjustable-firmness mattresses featuring air-chamber technology, including the Sleep Number bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 321 retail stores located nationwide, including leased departments in Bed Bath & Beyond stores; through selected bedding retailers; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.
                                   ###


     Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends, consumer confidence, effectiveness of our advertising and promotional efforts, acceptance of our products and sleep technology, industry competition, our dependence on significant suppliers, including United Parcel Service (UPS) for delivery of our sleep systems and Conseco Finance for extension of consumer credit, and the vulnerability of any such suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors as well as the risk factors listed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

     The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

(1) Top 25 Bedding Retailers, Furniture Today, August 12, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    SELECT COMFORT CORPORATION
                                                    (Registrant)


Dated:  September 16, 2002               By: /s/ Mark A. Kimball
                                             ----------------------------------

                                      Title: Senior Vice President
                                             ----------------------------------